    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 7, 1998
                                                     REGISTRATION NO. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933

                           --------------------------

                        FIRSTPLUS FINANCIAL GROUP, INC.

             (Exact name of registrant as specified in its charter)

                     NEVADA                                 75-2561085
        (State or other jurisdiction of                  (I.R.S. Employer
         incorporation or organization)                Identification No.)

            1600 VICEROY, 8TH FLOOR
                 DALLAS, TEXAS                                75238
    (Address of principal executive offices)                (Zip Code)

                           --------------------------

                STOCK OPTION AGREEMENT FOR KRISTIN ANDRADE-REITZ
                   STOCK OPTION AGREEMENTS FOR JAMES CAPRETZ
                   STOCK OPTION AGREEMENTS FOR DAVID KAGNOFF
                  STOCK OPTION AGREEMENT FOR JAVIER S. LLANES
                  STOCK OPTION AGREEMENTS FOR MICHAEL MCGUIRE
                 STOCK OPTION AGREEMENTS FOR GUSTAVO L. MENDOZA
                   STOCK OPTION AGREEMENT FOR DENISE ORCHARD
                   STOCK OPTION AGREEMENTS FOR MARIE A. REICH
                     STOCK OPTION AGREEMENTS FOR JAMES RICH
                   STOCK OPTION AGREEMENTS FOR BARRY WILLIAMS
                           (Full title of the plans)

                           --------------------------

                            RONALD M BENDALIN, ESQ.
                                GENERAL COUNSEL
                        FIRSTPLUS FINANCIAL GROUP, INC.
                            1600 VICEROY, 8TH FLOOR
                              DALLAS, TEXAS 75238
                    (Name and address of agent for service)
                                 (214) 599-6400
         (Telephone number, including area code, of agent for service)

                           --------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                                       PROPOSED MAXIMUM
                                                                   PROPOSED MAXIMUM       AGGREGATE           AMOUNT OF
            TITLE OF SECURITIES                   AMOUNT TO         OFFERING PRICE         OFFERING          REGISTRATION
              TO BE REGISTERED                 BE REGISTERED(1)    PER SHARE(2)(3)       PRICE(2)(3)            FEE(3)
Common Stock, $0.01 par value per share.....    125,000 Shares          $28.50          $1,975,605.00          $599.00

(1) The securities to be registered include an aggregate of 125,000 shares reserved for issuance under the individual stock option agreements listed above (collectively, the "Plans").

(2) Estimated solely for purpose of calculating the registration fee.

(3) Calculated pursuant to Rule 457(c) and (h) solely for the purposes of computing the registration fee, based upon the following:

    NUMBER OF
 OPTIONS GRANTED   OPTION PRICE
-----------------  -------------
        4,484        $    5.57
        6,797        $    6.00
        1,765        $    6.36
       22,915        $    6.63
       13,689        $    6.69
        9,901        $    7.42
        3,682        $    7.94
       11,765        $   10.83
       50,000        $   28.50

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
                                     PART I

ITEM 1.  PLAN INFORMATION*

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION*

                                    PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

    The registrant hereby incorporates by reference in this registration statement the following documents previously filed by the registrant with the Securities and Exchange Commission (the "Commission"):

    (1) The Company's prospectus filed with the Commission pursuant to Rule 424(b) under the Act, dated February 1, 1996.

    (2) The Company's Annual Report on Form 10-K filed with the Commission for the fiscal year ended September 30, 1997.

    (3) The Company's Current Report on Form 8-K filed with the Commission on December 19, 1996.

    (4) The description of the Common Stock of the Company set forth in the Registration Statement on Form 8-A, dated January 15, 1996, filed with the Commission, including any amendment or report filed for the purpose of updating such description.

    All documents filed by the registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this Registration Statement shall be deemed to be incorporated herein by reference and to be a part hereof from the date of the filing of such documents until such time as there shall have been filed a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities remaining unsold at the time of such amendment.

ITEM 4.  DESCRIPTION OF SECURITIES.

    Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

    None.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    (a) The Articles of Incorporation of the Registrant, together with its bylaws, provide that the Registrant shall indemnify officers and directors, and may indemnify its other employees and agents, to the fullest extent permitted by law. The laws of the State of Nevada permit, and in some cases require, corporations to indemnify officers, directors, agents and employees who are or have been a party to or are threatened to be made a party to litigation against judgments, fines, settlements and reasonable expenses under certain circumstances.

    (b) The Registrant has also adopted provisions in its Articles of Incorporation that limit the liability of its directors and officers to the fullest extent permitted by the laws of the State of Nevada. Under the Registrant's Articles of Incorporation, and as permitted by the laws of the State of Nevada, a director or officer is not liable to the Registrant or its stockholders for damages for breach of fiduciary duty. Such

------------------------

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.

limitation of liability does not affect liability for (i) acts or omissions that involve intentional misconduct, fraud or a knowing violation of the law, or (ii) the payment of any unlawful distribution.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

    None.

ITEM 8.  EXHIBITS.

    (a) Exhibits.

        The following documents are filed as a part of this registration statement.

  EXHIBIT    DESCRIPTION OF EXHIBIT
-----------  ----------------------------------------------------------------------------------------------------
       4.1*  Amended and Restated Articles of Incorporation of the Company (Exhibit 3.1)

       4.2*  Amended and Restated Bylaws of the Company (Exhibit 3.2)

       4.3*  Specimen certificate for common stock of the Company (Exhibit 4)

       4.4   Stock Option Agreement for Kristin Andrade-Reitz

       4.5   Stock Option Agreements for James Capretz

       4.6   Stock Option Agreements for David Kagnoff

       4.7   Stock Option Agreement for Javier S. Llanes

       4.8   Stock Option Agreements for Michael McGuire

       4.9   Stock Option Agreements for Gustavo L. Mendoza

       4.10  Stock Option Agreement for Denise Orchard

       4.11  Stock Option Agreements for Marie A. Reich

       4.12  Stock Option Agreements for James Rich

       4.13  Stock Option Agreements for Barry Williams

       5.1   Opinion of Jenkens & Gilchrist, a Professional Corporation

      23.1   Consent of Jenkens & Gilchrist, a Professional Corporation (included in their opinion filed as
               Exhibit 5.1 hereto)

      23.2   Consent of Ernst & Young LLP

      24.1   Power of Attorney (see signature page of this registration statement)

------------------------

* Filed as the exhibit shown in parenthesis contained in the Company's Registration Statement on Form S-1 (No. 33-96688) effective February 1, 1996, incorporated herein by reference.

ITEM 9.  UNDERTAKINGS.

    A. The undersigned registrant hereby undertakes:

        (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

        (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Dallas, Texas, on January 7, 1998:

                                FIRSTPLUS FINANCIAL GROUP, INC.

                                By:            /s/ DANIEL T. PHILLIPS
                                     -----------------------------------------
                                                 Daniel T. Phillips
                                             CHAIRMAN OF THE BOARD AND
                                              CHIEF EXECUTIVE OFFICER

                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Daniel T. Phillips, Eric C. Green and Ronald M Bendalin, and each of them, each with full power to act without the other, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person hereby ratifying and confirming that each of said attorneys-in-fact and agents or his substitutes may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates included:

          SIGNATURE                      CAPACITY                  DATE
------------------------------  --------------------------  -------------------
                                Chairman of the Board and
    /s/ DANIEL T. PHILLIPS        Chief Executive Officer
------------------------------    (Principal Executive        January 7, 1998
      Daniel T. Phillips          Officer)
      /s/ ERIC C. GREEN
------------------------------  President and Director        January 7, 1998
        Eric C. Green
      /s/ WILLIAM BENAC         Chief Financial Officer
------------------------------    (Principal and              January 7, 1998
        William Benac             Accounting Officer)
     /s/ JOHN FITZGERALD
------------------------------  Director                      January 7, 1998
       John Fitzgerald
        /s/ DAN JESSEE
------------------------------  Director                      January 7, 1998
          Dan Jessee
      /s/ PAUL NUSSBAUM
------------------------------  Director                      January 7, 1998
        Paul Nussbaum
       /s/ PAUL SEEGERS
------------------------------  Director                      January 7, 1998
         Paul Seegers
     /s/ SHELDON I. STEIN
------------------------------  Director                      January 7, 1998
       Sheldon I. Stein

                               INDEX TO EXHIBITS

  EXHIBIT    DESCRIPTION OF EXHIBIT
-----------  ------------------------------------------------------------------------------------------------------
      4.1*   Amended and Restated Articles of Incorporation of the Company (Exhibit 3.1)
      4.2*   Amended and Restated Bylaws of the Company (Exhibit 3.2)
      4.3*   Specimen certificate for common stock of the Company (Exhibit 4)
       4.4   Stock Option Agreement for Kristin Andrade-Reitz
       4.5   Stock Option Agreements for James Capretz
       4.6   Stock Option Agreements for David Kagnoff
       4.7   Stock Option Agreement for Javier S. Llanes
       4.8   Stock Option Agreements for Michael McGuire
       4.9   Stock Option Agreements for Gustavo L. Mendoza
      4.10   Stock Option Agreement for Denise Orchard
      4.11   Stock Option Agreements for Marie A. Reich
      4.12   Stock Option Agreements for James Rich
      4.13   Stock Option Agreements for Barry Williams
       5.1   Opinion of Jenkens & Gilchrist, a Professional Corporation
      23.1   Consent of Jenkens & Gilchrist, a Professional Corporation (included in their opinion filed as Exhibit
               5.1 hereto)
      23.2   Consent of Ernst & Young LLP
      24.1   Power of Attorney (see signature page of this registration statement)

------------------------

* Filed as the exhibit shown in parenthesis contained in the Company's Registration Statement on Form S-1 (No. 33-96688) effective February 1, 1996, incorporated herein by reference.